Exhibit 99.2

NYSE: IRT

WWW.IRTLIVING.COM

Q3 2018 Earnings Release &

Supplemental Information

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	10

Balance Sheets	11

Statements of Operations, FFO & CORE FFO
Trailing 5 Quarters	12
Three and Nine Months Ended September 30, 2018 and 2017	13

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing 5 Quarters	14
Three and Nine Months Ended September 30, 2018 and 2017	14

Same-Store Portfolio Net Operating Income
Trailing 5 Quarters	15
Three and Nine Months Ended September 30, 2018 and 2017	16

Net Operating Income Bridge	17

Acquisition Activity	18

Value Add Summary	19

Property Summary	20

NOI Exposure by Market	21

Debt Summary	22

Definitions	23

Independence Realty Trust

September 30, 2018

Company Information:

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that currently owns and operates 59 multifamily apartment properties, totaling 16,120 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Corporate Headquarters	Two Liberty Place
50 S. 16th Street, Suite 3575
Philadelphia, PA 19102
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Tarola
212-277-4322
IRT@edelman.com

 Forward-Looking Statements

This supplemental information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2018 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Third Quarter 2018 Financial Results

Further executes on capital recycling initiatives and value add program

Closes $200 million term loan to refinance line of credit borrowings

PHILADELPHIA – (BUSINESS WIRE) – November 1, 2018 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its third quarter 2018 financial results.

Third Quarter Highlights

•	Since the inception of the value add program, IRT has completed renovations in 847 units, achieving a weighted average return on investment of 18%.

•

Net income allocable to common shares of $4.8 million for the quarter ended September 30, 2018 as compared to $1.1 million for the quarter ended September 30, 2017.  Earnings per diluted share of $0.05 for the quarter ended September 30, 2018 as compared to $0.02 for the quarter ended September 30, 2017.

•

Core Funds from Operations (“CFFO”) of $16.5 million for the quarter ended September 30, 2018 as compared to $14.0 million for the quarter ended September 30, 2017. CFFO per share was $0.19 for the third quarter of 2018.

•	Adjusted EBITDA of $24.7 million for the quarter ended September 30, 2018 as compared to $20.2 million for the quarter ended September 30, 2017.

Included later in this press release are definitions of CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary:

“The third quarter was highlighted by continued momentum in rental rate growth across the portfolio, as well as the ongoing execution of our accretive capital recycling initiative,” said Scott Schaeffer, IRT’s Chairman and CEO. “Since the beginning of the third quarter, we have identified four high quality communities across key markets that are a perfect fit with our investment thesis. We have completed the acquisition of three of these properties and expect to close on the fourth acquisition and the sales of four of our held for sale assets in the fourth quarter of 2018.”

Schaeffer continued, “Our return on investment from the value add program remains on track with strong demand for renovated units generating rental rate growth of 19% since inception. We have experienced a greater than anticipated near-term impact to occupancy at four of our 14 value add communities as a result of disruption from the renovations. Despite the near-term occupancy impact, we still expect same store NOI growth to accelerate in the fourth quarter. This growth is driven by a larger contribution from the value add program and strong NOI growth in our non-value add communities. As we look ahead to 2019 and beyond, we are confident that this multi-phased approach to value add provides us with a clear roadmap to deliver outsized returns and will be a key driver of our long-term growth profile.”

Same Store Property Operating Results

	Third Quarter 2018 Compared to Third Quarter 2017(1)	Nine Months Ended 9/30/18 Compared to Nine Months Ended 9/30/17(1)
Rental income	1.6% increase	1.7% increase
Total revenues	1.9% increase	2.0% increase
Property level operating expenses	2.0% increase	1.9% increase
Net operating income (“NOI”)	1.9% increase	2.2% increase
Portfolio average occupancy	80 bps decrease to 94.1%	10 bps decrease to 94.5%
Portfolio average rental rate	2.5% increase to $1,041	2.1% increase to $1,028
NOI Margin	No change – 59.2%	No change – 59.6%

(1)	Same store portfolio for the three and nine months ended September 30, 2018 includes 37 properties, which represent 10,329 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude seven communities that are part of our Value Add program for the three and nine months ended September 30, 2018. These seven properties started Value Add initiatives during 2018 and have experienced short-term disruption in occupancy and NOI growth.

	Third Quarter 2018 Compared to Third Quarter 2017, Excluding Value Add (1)	Nine Months Ended 9/30/18 Compared to Nine Months Ended 9/30/17, Excluding Value Add (1)
Rental income	2.5% increase	2.1% increase
Total revenues	3.0% increase	2.5% increase
Property level operating expenses	2.9% increase	2.9% increase
Net operating income (“NOI”)	3.0% increase	2.3% increase
Portfolio average occupancy	40 bps increase to 95.3%	60 bps increase to 95.3%
Portfolio average rental rate	2.0% increase to $1,039	1.6% increase to $1,027
NOI Margin	No change – 59.1%	20 bps decrease to 59.5%

(1)	Same store portfolio, excluding value add, includes 30 properties, which represent 7,976 units for the three and nine months ended September 30, 2018.

Capital Recycling

As previously announced, during the third quarter, IRT commenced a capital recycling initiative aimed to dispose of assets in markets that lack scale, in order to invest in attractive non-gateway markets where scale has been, or can be, achieved. As part of this capital recycling initiative, we have identified four acquisitions in our target markets.  We completed two of those acquisitions in July 2018, one in October 2018, and we expect to complete the fourth acquisition in November 2018.

•	On July 11, 2018, IRT acquired a 348-unit community in Tampa, FL for $43.0 million. As of July 6, 2018, the community was 94.5% occupied with average rent per unit of $1,029.

•	On July 26, 2018, IRT acquired a 232-unit community in Columbus, OH for $21.2 million. As of July 25, 2018, the community was 97.0% occupied with average rent per unit of $850.

•	On October 11, 2018, IRT acquired a 260-unit community in Atlanta, GA for $30.5 million. As of October 9, 2018, the community was 94.2% occupied with average rent per unit of $993.

•

In September 2018, we entered into an agreement to acquire a 276-unit community located in Tampa, FL for a purchase price of $47.0 million. We expect this acquisition to close in November 2018. As of October 22, 2018, the community was 95.3% occupied with average rent per unit of $1,220.

IRT closed these acquisitions using proceeds from its line of credit in advance of completing sales associated with IRT’s capital recycling initiative.

Term Loan Agreement

On October 30, 2018, IRT entered into a five-year, $200 million unsecured term loan that will mature in January 2024. The proceeds were used to paydown borrowings outstanding under the revolving portion of IRT’s $300.0 million unsecured credit facility. The term loan bears interest at a spread over LIBOR, based on IRT’s overall leverage. At closing, the spread to LIBOR was 145 basis points. To continue IRT’s practice of reducing exposure to floating interest rates, IRT purchased a collar that caps LIBOR at 2.50%, subject to a floor on LIBOR of 2.25%, during the five-year term.

At-the-Market Offering

During the third quarter of 2018, IRT issued 1,861,508 shares of common stock under IRT’s at-the-market sales program at a weighted average per share price of $10.32, yielding net proceeds of approximately $18.8 million.

Capital Expenditures

For the three months ended September 30, 2018, recurring capital expenditures for the total portfolio were $2.3 million, or $146 per unit. For the nine months ended September 30, 2018, recurring capital expenditures for the total portfolio were $5.4 million, or $344 per unit.

Revised 2018 EPS and CFFO Guidance

Following IRT’s performance for the first nine months of 2018 and the expected impact of the value add program during the fourth quarter of 2018, the Company is revising its 2018 full year EPS and CFFO guidance. EPS per diluted share is now projected to be in a range of $0.38 to $0.42. CFFO per diluted share, a non-GAAP financial measure, is now projected to be in the range of $0.74 to $0.75. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, is included below. Also included below are the primary assumptions underlying these estimates. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance
2018 Full Year EPS and CFFO Guidance (1)	Low	High	Low	High
Net income allocable to common shares	$0.48	$0.75	$0.38	$0.42
Earnings per share	$0.48	$0.75	$0.38	$0.42

2018 EPS and CFFO Guidance
Net income allocable to common shares	$0.48	$0.75	$0.38	$0.42
Adjustments:
Depreciation and amortization	0.48	0.48	0.50	0.50
Gains on sale of assets (2)	(0.27)	(0.49)	(0.19)	(0.22)
Share base compensation	0.03	0.03	0.03	0.03
Amortization of deferred financing fees	0.02	0.02	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.79	$0.74	$0.75

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2018 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the following key assumptions for our 2018 performance.

(2)	Current guidance assumes four of the five held for sale assets are sold during 2018, with the fifth held for sale asset expected to be sold in early 2019.

Same Store Communities	Previous 2018 Outlook	Current 2018 Outlook
Number of properties/units	37 properties /10,329 units	37 properties /10,329 units
Property revenue growth	3.0% to 4.0%	2.15% to 2.25%
Controllable property operating expense growth	1.6% to 2.0%	0.5% to 0.6%
Real estate tax and insurance expense increase	4.6% to 5.6%	3.5% to 3.6%
Total real estate operating expense growth	2.5% to 3.5%	1.6% to 1.7%
Property NOI growth	3.0% to 4.0%	2.5% to 2.7%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$8.0 to $9.0 million	$8.4 to $8.7 million

Transaction/Investment Volume
Acquisition volume (1)	$160 to $180 million	$142 million
Disposition volume (2)	$170 to $190 million	$136 to $139 million

Capital Expenditures
Recurring	$7.8 to $8.8 million	$7.6 to $8.0 million
Value add & non-recurring	$32 to $40 million	$27 to $32 million

(1)	Acquisition volume is for the period after the announcement of the capital recycling program in July 2018.
(2)	Disposition volume assumes four of the five held for sale assets are sold during 2018, with the fifth held for sale asset expected to be sold in early 2019.

Value Add Update and Revised Same Store NOI Guidance Impact

Value add initiatives, comprised of renovations and upgrades at selected communities to drive increased rental rates, remain a core component of IRT’s growth strategy for 2018 and beyond. We currently have plans to execute on two phases of value add projects covering 4,317 units across 14 communities. Seven of these 14 communities are part of the same store portfolio.  These value add initiatives have an estimated total investment of approximately $50.0 million and are expected to unlock an additional $8.0 to $9.0 million in NOI by the end of 2019.

During the third quarter of 2018, IRT continued its value add program, with redevelopment completed in 847 units across 12 communities. The value add projects at these communities are expected to be completed throughout 2018 and 2019 and have provided an 18% return on investment to date, based on the $173 per unit per month rent premium that has been generated. See the “Value Add Summary” within our Supplemental Information for additional detail.

IRT experienced lower-than-anticipated occupancy levels at four of its 14 value add communities as a result of lower-than-projected renewal rates due to the disruption from the renovations. The Company expects to stabilize occupancy at the four communities by the first quarter of 2019. As a result of the near-term occupancy impact at the four communities, the Company is adjusting its fourth quarter and full-year same-store NOI growth guidance as follows:

	First Nine Months of 2018	Previous Q4 2018 Guidance	Current Q4 2018 Guidance	Previous FY 2018 Guidance	Current FY 2018 Guidance
Same Store NOI Growth	2.2%	5.5% to 6.5%	3.3% to 4.0%	3.0% to 4.0%	2.5% to 2.7%

Distributions

On September 17, 2018, IRT’s Board of Directors declared a quarterly cash dividend for the third quarter of 2018 of $0.18 per share of IRT common stock, payable on October 19, 2018 to stockholders of record on October 5, 2018.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, Adjusted EBITDA and NOI.  Included at the end of this release is a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, November 1, 2018 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 1894247. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, November 1, 2019 by dialing 1.855.859.2056, access code 1894247.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that currently owns and operates 59 multifamily apartment properties, totaling 16,120 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2018 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, the value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except share and per share data

	For the Three Months Ended
	September 30, 2018			June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$4,787			$3,509		$3,412		$6,293		$1,097
Earnings (loss) per share -- diluted	$0.05			$0.04		$0.04		$0.08		$0.02
Total property revenue	$48,644			$46,734		$45,616		$42,307		$39,864
Total property operating expenses	$19,792			$18,703		$18,418		$16,610		$16,196
Net operating income	$28,852			$28,031		$27,198		$25,697		$23,668
NOI margin	59.3%			60.0%		59.6%		60.7%		59.4%
Adjusted EBITDA	$24,748			$23,722		$23,012		$21,743		$20,220
FFO per share	$0.18			$0.17		$0.17		$0.14		$0.13
CORE FFO per share	$0.19			$0.19		$0.18		$0.18		$0.19
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	94.7%			94.7%		100.0%		100.0%		94.7%
Portfolio Data:
Total gross assets	$1,782,186			$1,706,465		$1,689,689		$1,551,238		$1,497,546
Total number of properties	58			56		56		52		50
Total units	15,860			15,280		15,280		14,017		13,729
Period end occupancy	92.3%			93.8%		93.5%		94.0%		94.8%
Total portfolio average occupancy	93.5%			94.1%		93.7%		94.1%		94.7%
Total portfolio average effective monthly rent, per unit	$1,024			$1,009		$1,004		$1,003		$1,002
Same store period end occupancy (a)	93.2%			94.3%		94.2%		95.1%		95.0%
Same store portfolio average occupancy (a)	94.1%			94.8%		94.5%		94.8%		94.9%
Same store portfolio average effective monthly rent, per unit (a)	$1,041			$1,025		$1,018		$1,015		$1,015
Capitalization:
Total debt	$963,238			$911,772		$903,286		$778,442		$731,625
Common share price, period end	$10.53			$10.31		$9.18		$10.09		$10.17
Market equity capitalization	$945,615			$906,696		$806,671		$885,094		$880,257
Total market capitalization	$1,908,853			$1,818,468		$1,709,957		$1,663,536		$1,611,882
Total debt/total gross assets	54.0%			53.4%		53.5%		50.2%		48.9%
Net debt to adjusted EBITDA	9.7	x	(b)	9.5	x	9.7	x	8.8	x	8.9	x
Interest coverage	2.7	x		2.8	x	2.8	x	3.0	x	2.9	x
Common shares and OP Units:
Shares outstanding	88,920,879			87,044,121		86,973,397		84,708,551		83,518,603
OP units outstanding	881,107			899,215		899,215		3,011,351		3,035,654
Common shares and OP units outstanding	89,801,986			87,943,336		87,872,612		87,719,902		86,554,257
Weighted average common shares and units	88,585,940			87,543,931		87,466,518		86,646,371		75,009,859

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.
(b)

Net debt to adjusted EBITDA would be 9.3x if adjusted for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the announced capital recycling activities.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Assets
Investments in real estate at cost	$1,572,015	$1,496,591	$1,638,544	$1,504,156	$1,427,057
Less: accumulated depreciation	(101,589)	(91,426)	(94,001)	(84,097)	(75,084)
Investments in real estate, net	1,470,426	1,405,165	1,544,543	1,420,059	1,351,973
Real estate held for sale	141,853	141,132	—	—	22,031
Cash and cash equivalents	7,645	10,896	10,399	9,985	10,128
Restricted cash	8,265	7,051	5,645	4,634	6,665
Accounts receivable and other assets	6,924	6,712	5,318	7,556	9,416
Derivative assets	12,440	11,755	10,525	7,291	3,581
Intangible assets, net	555	406	1,449	1,099	1,418
Total assets	$1,648,108	$1,583,117	$1,577,879	$1,450,624	$1,405,212
Liabilities and Equity
Total indebtedness	$963,238	$911,772	$903,286	$778,442	$731,625
Accounts payable and accrued expenses	28,477	24,173	17,896	17,216	23,236
Accrued interest payable	540	423	373	249	134
Dividends payable	16,113	15,922	15,754	5,245	5,176
Other liabilities	3,697	3,520	3,580	3,353	3,063
Total liabilities	1,012,065	955,810	940,889	804,505	763,234
Equity
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	889	870	868	846	835
Additional paid in capital	739,152	719,656	718,260	703,849	691,550
Accumulated other comprehensive income (loss)	9,788	9,103	7,890	4,626	3,466
Retained earnings (deficit)	(120,924)	(109,762)	(97,581)	(85,221)	(76,419)
Total shareholders' equity	628,905	619,867	629,437	624,100	619,432
Noncontrolling Interests	7,138	7,440	7,553	22,019	22,546
Total equity	636,043	627,307	636,990	646,119	641,978
Total liabilities and equity	$1,648,108	$1,583,117	$1,577,879	$1,450,624	$1,405,212

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING 5 QUARTERS

Dollars in thousands, except per share data

	For the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Revenue:
Rental income	$43,418	$41,675	$40,858	$38,029	$35,531
Reimbursement and other property income	5,226	5,059	4,758	4,278	4,333
Total property revenue	48,644	46,734	45,616	42,307	39,864
Property management and other income	135	155	139	140	202
Total revenue	48,779	46,889	45,755	42,447	40,066
Expenses:
Real estate operating expenses	19,792	18,703	18,418	16,610	16,196
Property management expenses	1,661	1,592	1,683	1,696	1,328
General and administrative expenses	2,578	2,872	2,734	2,398	2,322
Acquisition and integration expenses	—	—	—	386	569
Depreciation and amortization expense	10,783	11,583	11,224	9,912	8,671
Total expenses	34,814	34,750	34,059	31,002	29,086
Operating Income (loss)	13,965	12,139	11,696	11,445	10,980
Interest expense	(9,129)	(8,594)	(8,340)	(7,129)	(6,963)
Other income (expense)	—	—	144	94	12
Net gains (losses) on sale of assets	—	—	—	2,952	(92)
Acquisition related debt extinguishment expenses	—	—	—	(843)	(2,781)
Net income (loss)	4,836	3,545	3,500	6,519	1,156
(Income) loss allocated to noncontrolling interests	(49)	(36)	(88)	(226)	(59)
Net income (loss) available to common shares	$4,787	$3,509	$3,412	$6,293	$1,097
EPS - basic	$0.05	$0.04	$0.04	$0.08	$0.02
Weighted-average shares outstanding - Basic	87,702,078	86,644,716	85,303,010	83,612,566	71,972,394
EPS - diluted	$0.05	$0.04	$0.04	$0.08	$0.02
Weighted-average shares outstanding - Diluted	88,046,311	86,908,978	85,535,089	83,849,367	72,144,544
Funds From Operations (FFO):
Net Income (loss)	$4,836	$3,545	$3,500	$6,519	$1,156
Add-Back (Deduct):
Real estate depreciation and amortization	10,738	11,550	11,201	9,868	8,645
Net (gains) losses on sale of assets excluding defeasance costs	—	—	—	(4,455)	92
FFO	$15,574	$15,095	$14,701	$11,932	$9,893
FFO per share	0.18	0.17	0.17	0.14	0.13
CORE Funds From Operations (CFFO):
FFO	$15,574	$15,095	$14,701	$11,932	$9,893
Add-Back (Deduct):
Stock compensation expense	563	933	470	420	422
Amortization of deferred financing costs	309	325	444	309	282
Acquisition and integration expenses	—	—	—	386	569
Other depreciation and amortization	45	33	23	44	26
Other expense (income)	—	—	(52)	(94)	(12)
Defeasance costs included in net gains (losses) on sale of assets	—	—	—	1,503	—
Acquisition related debt extinguishment expenses	—	—	—	843	2,781
CFFO	$16,491	$16,386	$15,586	$15,343	$13,961
CFFO per share	0.19	0.19	0.18	0.18	0.19
Weighted-average shares and units outstanding	88,585,940	87,543,931	87,466,518	86,646,371	75,009,859

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

Dollars in thousands, except per share data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Rental income	$43,418	$35,531	$125,951	$105,444
Reimbursement and other property income	5,226	4,333	15,043	12,746
Total property revenue	48,644	39,864	140,994	118,190
Property management and other income	135	202	429	579
Total revenue	48,779	40,066	141,423	118,769
Expenses:
Real estate operating expenses	19,792	16,196	56,913	48,106
Property management expenses	1,661	1,328	4,936	4,310
General and administrative expenses	2,578	2,322	8,184	7,128
Acquisition and integration expenses	—	569	—	956
Depreciation and amortization expense	10,783	8,671	33,590	24,289
Total expenses	34,814	29,086	103,623	84,789
Operating Income (loss)	13,965	10,980	37,800	33,980
Interest expense	(9,129)	(6,963)	(26,063)	(21,573)
Other income (expense)	—	12	144	(5)
Net gains (losses) on sale of assets	—	(92)	—	15,873
Gains (losses) on extinguishment of debt	—	—	—	(572)
Acquisition related debt extinguishment expenses	—	(2,781)	—	(2,781)
Net income (loss)	4,836	1,156	11,881	24,922
(Income) loss allocated to noncontrolling interests	(49)	(59)	(173)	(1,009)
Net income (loss) available to common shares	$4,787	$1,097	$11,708	$23,913
EPS - basic	$0.05	$0.02	$0.14	$0.34
Weighted-average shares outstanding - Basic	87,702,078	71,972,394	86,559,294	69,875,802
EPS - diluted	$0.05	$0.02	$0.13	$0.34
Weighted-average shares outstanding - Diluted	88,046,311	72,144,544	86,818,337	70,105,571

Funds From Operations (FFO):
Net Income (loss)	$4,836	$1,156	$11,881	$24,922
Adjustments:
Real estate depreciation and amortization	10,738	8,645	33,489	24,227
Net (gains) losses on sale of assets excluding defeasance costs	—	92	—	(18,621)
Funds From Operations	$15,574	$9,893	$45,370	$30,528
FFO per share	$0.18	$0.13	$0.52	$0.42
Core Funds From Operations (CFFO):
Funds From Operations	$15,574	$9,893	$45,370	$30,528
Adjustments:
Stock compensation expense	563	422	1,966	1,548
Amortization of deferred financing costs	309	282	1,078	1,160
Acquisition and integration expenses	—	569	—	956
Other depreciation and amortization	45	26	101	62
Other expense (income)	—	(12)	(52)	—
(Gains) losses on extinguishment of debt	—	—	—	572
Defeasance costs included in net gains (losses) on sale of assets	—	—	—	2,748
Acquisition related debt extinguishment expenses	—	2,781	—	2,781
Core Funds From Operations	$16,491	$13,961	$48,463	$40,355
CFFO per share	$0.19	$0.19	$0.55	$0.55
Weighted-average shares and units outstanding	88,585,940	75,009,859	87,870,135	72,801,899

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
Net income (loss)	$4,836		$3,545		$3,500		$6,519		$1,156
Add-Back (Deduct):
Depreciation and amortization	10,783		11,583		11,224		9,912		8,671
Interest expense	9,129		8,594		8,340		7,129		6,963
Other (income) expense	—		—		(52)		(94)		(12)
Acquisition and integration expenses	—		—		—		386		569
Net (gains) losses on sale of assets	—		—		—		(2,952)		92
Acquisition related debt extinguishment expenses	—		—		—		843		2,781
Adjusted EBITDA	$24,748		$23,722		$23,012		$21,743		$20,220

INTEREST COST:
Interest expense	$9,129		$8,594		$8,340		$7,129		$6,963

INTEREST COVERAGE:	2.7	x	2.8	x	2.8	x	3.0	x	2.9	x

	Three Months Ended September 30,				Nine Months Ended September 30,
ADJUSTED EBITDA:	2018		2017		2018		2017
Net income (loss)	$4,836		$1,156		$11,881		$24,922
Add-Back (Deduct):
Depreciation and amortization	10,783		8,671		33,590		24,289
Interest expense	9,129		6,963		26,063		21,573
Other (income) expense	—		(12)		(52)		5
Acquisition and integration expenses	—		569		—		956
Net (gains) losses on sale of assets	—		92		—		(15,873)
(Gains) losses on extinguishment of debt	—		—		—		572
Acquisition related debt extinguishment expenses	—		2,781		—		2,781
Adjusted EBITDA	$24,748		$20,220		$71,482		$59,225

INTEREST COST:
Interest expense	$9,129		$6,963		$26,063		$21,573

INTEREST COVERAGE:	2.7	x	2.9	x	2.7	x	2.7	x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING 5 QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Revenue:
Rental income	$29,136	$28,860	$28,527	$28,612	$28,682
Reimbursement and other property income	3,628	3,621	3,503	3,326	3,468
Total revenue	32,764	32,481	32,030	31,938	32,150
Operating Expenses:
Real estate taxes	3,922	3,990	4,039	3,864	3,836
Property insurance	638	646	713	678	660
Personnel expenses	3,249	3,198	3,064	3,008	3,157
Utilities	2,083	1,964	2,107	1,995	2,121
Repairs and maintenance	1,345	1,274	889	936	1,383
Contract services	1,004	1,068	997	964	996
Advertising expenses	376	370	381	413	356
Casualty expense	20	—	34	55	11
Other expenses	728	506	683	729	588
Total operating expenses	13,365	13,016	12,907	12,642	13,108
Same-store net operating income (a)	$19,399	$19,465	$19,123	$19,296	$19,042
Same-store NOI margin	59.2%	59.9%	59.7%	60.4%	59.2%
Average occupancy	94.1%	94.8%	94.5%	94.8%	94.9%
Average effective monthly rent, per unit	$1,041	$1,025	$1,018	$1,015	$1,015
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$19,399	$19,465	$19,123	$19,296	$19,042
Non same-store net operating income	9,453	8,566	8,075	6,401	4,626
Property management income	135	155	139	140	202
Property management expenses	(1,661)	(1,592)	(1,683)	(1,696)	(1,328)
General and administrative expenses	(2,578)	(2,872)	(2,734)	(2,398)	(2,322)
Acquisition and integration expenses	—	—	-	(386)	(569)
Depreciation and amortization expense	(10,783)	(11,583)	(11,224)	(9,912)	(8,671)
Interest expense	(9,129)	(8,594)	(8,340)	(7,129)	(6,963)
Other income (expense)	—	—	144	94	12
Net gains (losses) on sale of assets	—	—	—	2,952	(92)
Acquisition related debt extinguishment expenses	—	—	—	(843)	(2,781)
Net income (loss)	$4,836	$3,545	$3,500	$6,519	$1,156

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 and 2017

Dollars in thousands, except per unit data

	Three-Months Ended September 30			Nine-Months Ended September 30
	2018	2017	% change	2018	2017	% change
Revenue:
Rental income	$29,136	$28,682	1.6%	$86,523	$85,093	1.7%
Reimbursement and other property income	3,628	3,468	4.6%	10,752	10,228	5.1%
Total revenue	32,764	32,150	1.9%	97,275	95,321	2.0%
Operating Expenses:
Real estate taxes	3,922	3,836	2.2%	11,951	11,592	3.1%
Property insurance	638	660	-3.3%	1,997	2,074	-3.7%
Personnel expenses	3,249	3,157	2.9%	9,511	9,274	2.6%
Utilities	2,083	2,121	-1.8%	6,154	6,020	2.2%
Repairs and maintenance	1,345	1,383	-2.7%	3,508	3,670	-4.4%
Contract services	1,004	996	0.8%	3,069	2,926	4.9%
Advertising expenses	376	356	5.6%	1,127	1,045	7.8%
Casualty expense (income)	20	11	nm	54	8	nm
Other expenses	728	588	23.8%	1,917	1,947	-1.5%
Total operating expenses	13,365	13,108	2.0%	39,288	38,556	1.9%
Same-store net operating income (a)	$19,399	$19,042	1.9%	$57,987	$56,765	2.2%
Same-store NOI margin	59.2%	59.2%	0.0%	59.6%	59.6%	0.0%
Average occupancy	94.1%	94.9%	-0.8%	94.5%	94.6%	-0.1%
Average effective monthly rent, per unit	$1,041	$1,015	2.5%	$1,028	$1,007	2.1%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$19,399	$19,042		$57,987	$56,765
Non same-store net operating income	9,453	4,626		26,094	13,319
Property management income	135	202		429	579
Property management expenses	(1,661)	(1,328)		(4,936)	(4,310)
General and administrative expenses	(2,578)	(2,322)		(8,184)	(7,128)
Acquisition and integration expenses	—	(569)		—	(956)
Depreciation and amortization expense	(10,783)	(8,671)		(33,590)	(24,289)
Interest expense	(9,129)	(6,963)		(26,063)	(21,573)
Other income (expense)	—	12		144	(5)
Net gains (losses) on sale of assets	—	(92)		—	15,873
Gains (losses) on extinguishment of debt	—	—		—	(572)
Acquisition related debt extinguishment expenses	—	(2,781)		—	(2,781)
Net income (loss)	$4,836	$1,156		$11,881	$24,922

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING 5 QUARTERS

Dollars in thousands

	For the Three-Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Property revenue
Same store (a)	$32,764	$32,481	$32,030	$31,938	$32,150
Non same-store	15,880	14,253	13,586	10,369	7,714
Total property revenue	48,644	46,734	45,616	42,307	39,864
Property expenses
Same store (a)	13,365	13,016	12,907	12,642	13,108
Non same-store	6,427	5,687	5,511	3,968	3,088
Total property expenses	19,792	18,703	18,418	16,610	16,196
Net operating income
Same-store (a)	19,399	19,465	19,123	19,296	19,042
Non same-store	9,453	8,566	8,075	6,401	4,626
Total property net operating income	$28,852	$28,031	$27,198	$25,697	$23,668
Reconciliation of NOI to net income (loss)
Total property net operating income	$28,852	$28,031	$27,198	$25,697	$23,668
Property management and other income	135	155	139	140	202
Property management expenses	(1,661)	(1,592)	(1,683)	(1,696)	(1,328)
General and administrative expenses	(2,578)	(2,872)	(2,734)	(2,398)	(2,322)
Acquisition and integration expenses	—	—	—	(386)	(569)
Depreciation and amortization expense	(10,783)	(11,583)	(11,224)	(9,912)	(8,671)
Interest expense	(9,129)	(8,594)	(8,340)	(7,129)	(6,963)
Other income (expense)	—	—	144	94	12
Net gains (losses) on sale of assets	—	—	—	2,952	(92)
Acquisition related debt extinguishment expenses	—	—	—	(843)	(2,781)
Net income (loss)	$4,836	$3,545	$3,500	$6,519	$1,156

(a)	Same store portfolio consists of 37 properties, which represent 10,329 units.

ACQUISITION ACTIVITY

Dollars in thousands with respect to Contract Price and Price per Unit

Acquisitions

Acquisitions Year to Date 2018	Location	Units	Acquisition Date		Contract Price	Price per Unit	Average Rent Per Unit
Creekside Corners	Lithonia, GA	444	January 3, 2018		$43,901	$99	$933
Hartshire Lakes	Bargersville, IN	272	January 3, 2018		27,597	101	917
The Chelsea	Columbus, OH	312	January 4, 2018		36,750	118	1,079
Avalon Oaks	Columbus, OH	235	February 27, 2018		23,000	98	881
Bridgeview Apartments	Tampa, FL	348	July 11, 2018		43,000	124	1,029
Collier Park	Grove City, OH	232	July 26, 2018		21,200	91	850
Total		1,843			$195,448	$106.05	$956

Acquisitions Subsequent to September 30, 2018	Location	Units	Acquisition Date		Contract Price	Price per Unit	Average Rent Per Unit
Waterford Landing	McDonough, GA	260	October 11, 2018		$30,500	117	$993
Lucerne Apartments	Brandon, FL	276	Pending	(a)	47,000	170	1,220
Total		536			$77,500	$145	$1,110

Total Acquisitions		2,379			$272,948	$115	$991

(a)	In September 2018, we entered into an agreement to acquire Lucerne Apartments and we expect this acquisition to close in November 2018.

VALUE ADD SUMMARY

YEAR TO DATE AS OF SEPTEMBER 30, 2018

							Renovation Costs per Unit (a)
Property	Market	Total Units	Units Complete	Units Leased	Rent Premium (c)	% Rent Increase	Interior	Exterior	Total	ROI (b)

Phase 1
Jamestown (e)	Louisville, KY	356	112	115	$236	28.6%	$15,687	$4,696	$20,383	13.9%
The Village at Auburn	Raleigh-Durham, NC	328	189	135	213	20.9%	13,205	1,099	14,304	17.9%
Pointe at Canyon Ridge (e)	Atlanta, GA	494	185	182	186	20.0%	8,158	2,169	10,327	21.7%
Haverford	Lexington, KY	160	77	69	90	11.0%	4,878	468	5,347	20.2%
Crestmont (e)	Atlanta, GA	228	81	78	124	13.3%	12,173	7,662	19,835	7.5%
Total/Weighted Average		1,566	644	579	$183	19.9%	$10,980	$3,145	$14,125	15.5%

Phase 2
Oxmoor (e)	Louisville, KY	432	68	71	$199	22.9%	$12,650	$126	$12,776	18.7%
Brunswick Point	Wilmington, NC	288	65	70	89	9.6%	5,810	100	5,910	18.1%
Schirm Farms	Columbus, OH	264	32	42	82	9.2%	6,384	137	6,521	15.0%
Kensington Commons	Columbus, OH	264	11	8	105	13.1%	8,028	193	8,221	15.3%
Creekside Corners	Atlanta, GA	444	15	20	180	17.6%	9,101	1,207	10,308	21.0%
Stonebridge Crossing (e)	Memphis, TN	500	8	9	233	28.7%	7,641	531	8,172	34.3%
Arbors River Oaks (e)	Memphis, TN	191	4	8	411	36.3%	6,481	133	6,614	74.5%
King's Landing (d) (e)	St. Louis, MO	152	—	—	—	—	—	—	—	—
Riverchase (d)	Indianapolis, IN	216	—	—	—	—	—	—	—	—
Total/Weighted Average		2,751	203	228	$148	16.2%	$8,508	$419	$8,927	19.8%

Grand Total/Weighted Average		4,317	847	807	$173	18.9%	$10,282	$1,500	$11,782	17.6%

(a)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities.  Interior costs per unit are based on units leased.  Exterior costs per unit are based on total units at the community.

(b)	Calculated using the rent change per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(c)

The rent change per unit per month reflects the difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(d)	Renovations are scheduled to commence in Q4 2018.
(e)	Property is included in our same store portfolio.

PROPERTY SUMMARY

				Investments in Real Estate
Property Name	Location	Acquisition Date	Year Built / Renovated (a)	Gross Cost	Accumulated Depreciation	Net Book Value	Units (b)	Period End Occupancy (c)		Average Occupancy (d)		Effective Rent (e)

Same Store Properties:
Crestmont	Marietta, GA	4/29/2011	2010 (f)	20,214	(4,312)	15,902	228	85.1%	(f)	83.8%	(f)	1,011
Runaway Bay	Indianapolis, IN	10/11/2012	2002	16,490	(2,361)	14,129	192	92.7%		93.7%		1,033
Windrush	Edmond, OK	2/28/2014	2011	9,758	(1,057)	8,701	160	90.6%		95.3%		765
Heritage Park	Oklahoma City, OK	2/28/2014	2011	18,386	(2,035)	16,351	453	93.4%		93.0%		654
Raindance	Oklahoma City, OK	2/28/2014	2011	15,212	(1,687)	13,525	504	97.0%		96.3%		562
Augusta	Oklahoma City, OK	2/28/2014	2011	12,064	(1,424)	10,640	197	96.5%		96.1%		733
Invitational	Oklahoma City, OK	2/28/2014	2011	19,851	(2,354)	17,497	344	94.8%		95.6%		672
King's Landing	Creve Coeur, MO	3/31/2014	2005	33,260	(3,569)	29,691	152	92.8%		95.9%		1,424
Walnut Hill	Cordova, TN	8/28/2014	2001	28,689	(3,019)	25,670	362	93.9%		95.0%		1,011
Lenoxplace	Raleigh, NC	9/5/2014	2012	24,825	(2,374)	22,451	268	95.9%		95.7%		961
Stonebridge Crossing	Cordova, TN	9/15/2014	1994	31,341	(3,187)	28,154	500	93.8%		96.1%		870
Bennington Pond	Groveport, OH	11/24/2014	2000	18,218	(1,784)	16,434	240	94.6%		94.6%		918
Prospect Park	Louisville, KY	12/8/2014	1990	14,438	(1,171)	13,267	138	90.6%		91.3%		963
Brookside	Louisville, KY	12/8/2014	1987	21,260	(1,768)	19,492	224	95.1%		96.3%		887
Jamestown	Louisville, KY	12/8/2014	1970 (f)	41,280	(3,448)	37,832	356	83.2%	(f)	82.8%	(f)	1,066
Oxmoor	Louisville, KY	12/8/2014	1999-2000	56,901	(4,942)	51,959	432	84.0%	(f)	87.1%	(f)	1,010
Meadows	Louisville, KY	12/8/2014	1988	38,577	(3,257)	35,320	400	90.0%		92.9%		847
Iron Rock Ranch	Austin, TX	12/30/2014	2001-2002	35,863	(3,060)	32,803	300	91.7%		93.9%		1,268
Bayview Club	Indianapolis, IN	5/1/2015	2004	26,293	(2,191)	24,102	236	94.1%		94.3%		1,005
Arbors River Oaks	Memphis, TN	9/17/2015	2010	22,337	(1,718)	20,619	191	95.8%		96.7%		1,274
Aston	Wake Forest, NC	9/17/2015	2013	38,172	(2,654)	35,518	288	94.4%		96.3%		1,129
Avenues at Craig Ranch	McKinneuy, TX	9/17/2015	2013	48,050	(3,248)	44,802	334	96.4%		95.0%		1,294
Bridge Pointe	Huntsville, AL	9/17/2015	2002	16,299	(1,182)	15,117	178	96.6%		97.8%		905
Creekstone at RTP	Durham, NC	9/17/2015	2013	38,451	(2,543)	35,908	256	94.9%		95.9%		1,211
Fountains Southend	Charlotte, NC	9/17/2015	2013	41,992	(2,841)	39,151	208	92.3%		94.0%		1,495
Fox Trails	Plano, TX	9/17/2015	1981	28,824	(1,887)	26,937	286	96.9%		96.3%		1,098
Lakeshore on the Hill	Chattanooga, TN	9/17/2015	2015	11,787	(879)	10,908	123	97.6%		96.8%		992
Millenia 700	Orlando, FL	9/17/2015	2012	48,013	(3,256)	44,757	297	93.9%		96.1%		1,449
Miller Creek at German Town	Memphis, TN	9/17/2015	2013	57,133	(4,091)	53,042	330	94.6%		96.4%		1,273
Pointe at Canyon Ridge	Atlanta, GA	9/17/2015	2007 (f)	52,684	(3,430)	49,254	494	90.7%	(f)	90.1%	(f)	1,056
St James at Goose Creek	Goose Creek, SC	9/17/2015	2009	32,020	(2,249)	29,771	244	93.4%		95.4%		1,153
Talison Row at Daniel Island	Daniel Island, SC	9/17/2015	2013	47,313	(3,221)	44,092	274	94.2%		94.7%		1,434
Trails at Signal Mountain	Chattanooga, TN	9/17/2015	2015	14,777	(1,107)	13,670	172	96.5%		96.1%		944
Vue at Knoll Trail	Dallas, TX	9/17/2015	2015	9,417	(520)	8,897	114	97.4%		97.0%		948
Waterstone at Brier Creek	Raleigh, NC	9/17/2015	2014	39,156	(2,668)	36,488	232	94.8%		96.5%		1,286
Waterstone Big Creek	Alpharetta, GA	9/17/2015	2014	69,831	(4,713)	65,118	370	95.1%		96.7%		1,432
Westmont Commons	Asheville, NC	9/17/2015	2003, 2008	28,467	(2,025)	26,442	252	96.0%		97.3%		1,113
TOTAL Same Store				$1,127,643	$(93,232)	$1,034,411	10,329	93.2%		94.1%		$1,041

Non-Same Store Properties:
Reserve at Eagle Ridge (h)	Waukegan, IL	1/31/2014	2008	29,803	(2,862)	26,941	370	92.7%		92.4%		1,060
Carrington Park (h)	Little Rock, AR	5/7/2014	1999	23,026	(2,445)	20,581	202	94.6%		94.6%		1,044
Arbors at the Reservoir (h)	Ridgeland, MS	6/4/2014	2000	21,494	(2,083)	19,411	170	96.5%		95.1%		1,154
Stonebridge at the Ranch (h)	Little Rock, AR	12/16/2014	2005	32,223	(2,625)	29,598	260	95.4%		93.6%		922
The Aventine Greenville (h)	Greenville, SC	9/17/2015	2013	48,378	(3,056)	45,322	346	93.6%		94.8%		1,083
Lakes of Northdale	Tampa, FL	2/27/2017	2016	30,092	(1,082)	29,010	216	93.5%		93.9%		1,226
Haverford Place	Lexington, KY	5/24/2017	2001 (f)	14,902	(432)	14,470	160	90.6%	(f)	93.8%	(f)	945
The Village at Auburn	Durham, NC	6/30/2017	2002 (f)	46,207	(1,355)	44,852	328	75.3%	(f)	76.6%	(f)	1,025
Cherry Grove	North Myrtle Beach, SC	9/26/2017	2001	16,527	(427)	16,100	172	91.3%		97.1%		1,065
Kensington Commons	Canal Winchester, OH	9/26/2017	2004	24,578	(544)	24,034	264	93.9%	(f)	93.3%	(f)	927
Schirm Farms	Canal Winchester, OH	9/26/2017	2002	23,889	(504)	23,385	264	82.6%	(f)	86.7%	(f)	893
Riverchase	Indianapolis, IN	9/26/2017	2000	18,941	(443)	18,498	216	93.5%		96.1%		850
Live Oak Trace	Baton Rouge, LA	10/25/2017	2002	28,591	(635)	27,956	264	76.9%	(g)	79.7%	(g)	931
Tides at Calabash	Wilmington, NC	11/14/2017	2010	14,305	(266)	14,039	168	97.6%		97.7%		906
Brunswick Point	Wilmington, NC	12/12/2017	2005	30,849	(546)	30,303	288	93.4%	(f)	93.5%	(f)	884
Creekside Corners	Lithonia, GA	1/3/2018	2001	44,753	(667)	44,086	444	91.0%	(f)	94.0%	(f)	983
Hartshire Lakes	Bargersville, IN	1/3/2018	2008	27,487	(412)	27,075	272	93.0%		96.2%		969
The Chelsea	Columbus, OH	1/4/2018	2013	36,527	(563)	35,964	312	91.4%		95.5%		1,102
Avalon Oaks	Columbus, OH	2/27/2018	1999	23,048	(269)	22,779	235	93.6%		96.5%		924
Bridgeview	Tampa, FL	7/11/2018	1986	42,657	(133)	42,524	348	89.1%		90.4%		1,018
Collier Park	Grove City, OH	7/26/2018	2000	21,018	(78)	20,940	232	94.4%		95.8%		877
TOTAL Non-Same Store				$599,295	$(21,427)	$577,868	5,531	90.7%		92.3%		$992
TOTAL				$1,726,938	$(114,659)	$1,612,279	15,860	92.3%		93.5%		$1,024

(a)       All dates are for the later of (i) the year in which construction was completed or (ii) the year in which a significant renovation program was completed.

(b)	Units represent the total number of apartment units available for rent at September 30, 2018.
(c)

Physical occupancy for each of our properties is calculated as (i) total units rented as of September 30, 2018 divided by (ii) total units available as of September 30, 2018, expressed as a percentage.

(d)	Average occupancy represents the daily average occupied units for the three-month period ended September 30, 2018.
(e)	Average monthly effective rent, per unit, represents the average monthly rent for all occupied units for the three-month period ended September 30, 2018.
(f)	Properties are undergoing renovation.
(g)	Property was recently renovated and impacted units are in the process of being leased up.
(h)	Properties are classified as held for sale.

NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended September 30, 2018
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income	% of NOI
Atlanta, GA	4	1,536	$187,481	91.0%	$1,119	$3,278	11.4%
Raleigh - Durham, NC	5	1,372	186,811	90.3%	1,113	2,806	9.7%
Memphis, TN	4	1,383	139,500	94.3%	1,059	2,722	9.4%
Louisville, KY	6	1,710	187,358	87.8%	957	2,673	9.3%
Columbus, OH	6	1,547	147,278	91.6%	947	2,384	8.3%
Oklahoma City, OK	5	1,658	75,271	94.9%	650	1,766	6.1%
Indianapolis, IN	4	916	89,211	93.3%	964	1,508	5.2%
Dallas, TX	3	734	86,291	96.7%	1,164	1,422	4.9%
Charleston, SC	2	518	79,333	93.8%	1,302	1,163	4.0%
Tampa-St. Petersburg, FL	2	564	72,749	90.8%	1,098	1,024	3.5%
Little Rock, AR (a)	2	462	55,249	95.0%	975	839	2.9%
Orlando, FL	1	297	48,013	93.9%	1,449	839	2.9%
Greenville, SC (b)	1	346	48,378	93.6%	1,083	704	2.4%
Chicago, IL (b)	1	370	29,804	92.7%	1,060	664	2.3%
Austin, TX	1	300	35,863	91.7%	1,268	639	2.2%
Myrtle Beach, SC	2	340	30,832	94.4%	986	630	2.2%
Charlotte, NC	1	208	41,992	92.3%	1,495	615	2.1%
Asheville, NC	1	252	28,467	96.0%	1,113	605	2.1%
Wilmington, NC	1	288	30,849	93.4%	884	563	2.0%
St. Louis, MO	1	152	33,260	92.8%	1,424	470	1.6%
Chattanooga, TN	2	295	26,564	96.9%	964	455	1.6%
Jackson, MS (b)	1	170	21,494	96.5%	1,154	394	1.4%
Baton Rouge, LA	1	264	28,591	76.9%	931	359	1.2%
Huntsville, AL	1	178	16,299	96.6%	905	330	1.1%
Total/Weighted Average	58	15,860	$1,726,938	92.3%	$1,024	$28,852	100.0%

(a)	Market includes two properties which have been classified as held for sale as of September 30, 2018.
(b)	Market includes one property which has been classified as held for sale as of September 30, 2018.

DEBT SUMMARY AS OF SEPTEMBER 30, 2018

Dollars in thousands

	Amount	Rate	Type (c)	Weighted Average Maturity (in years)
Debt:
Credit facility (a)	$251,005	3.6%	Floating	2.8
Term loan (b)	100,000	3.9%	Floating	6.1
Mortgages	617,733	3.8%	Fixed	5.2
Unamortized deferred financing costs	(5,500)
Total Debt	963,238	3.8%		4.6
Market Equity Capitalization, at period end	945,615
Total Capitalization	$1,908,853
(a)

Credit facility total capacity is $300,000, of which $251,005 was drawn as of September 30, 2018, comprised of a $50,000 term loan and a revolving commitment of up to $250,000. The maturity date on the term loan is May 1, 2022, and the maturity date on borrowings outstanding under the revolving commitment is May 1, 2021.

(b)	The maturity date on the term loan is November 20, 2024.

(c)

As of September 30, 2018, IRT maintained a float-to-fixed interest swap with a $150,000 notional amount. This swap, which expires on June 17, 2021 and has a fixed rate of 1.1325%, has converted $150,000 of our floating rate debt to fixed rate debt. We also maintain an interest rate collar with a $100,000 notional amount. The collar, which expires on November 20, 2024 has a floor of 1.25% and a cap of 2.00%. It has converted $100,000 of our floating rate debt to fixed rate debt when LIBOR is above the cap rate or below the floor rate.

(d)

Includes the proforma impact of an interest rate collar with a $150,000 notional amount that IRT entered into in October 2018.  This collar, which expires on January 17, 2024, has a floor of 2.25% and a cap of 2.50%. It has converted $150,000 of IRT’s floating rate debt to fixed rate debt when LIBOR is above the cap rate or below the floor rate.

(e)

Includes the proforma impact of the five-year, $200 million unsecured term loan IRT entered into in October 2018, which matures in January 2024. The proceeds were used to repay borrowings outstanding under the revolving portion of IRT’s $300 million unsecured credit facility.

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q3 2018 NOI	% of Total
Unencumbered assets	7,457	47.0%	$761,121	42.7%	$12,166	42.2%
Encumbered assets	8,403	53.0%	1,021,065	57.3%	16,686	57.8%
	15,860	100.0%	$1,782,186	100.0%	$28,852	100.0%

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as acquisition and integration expenses, asset sales, debt extinguishments and acquisition related debt extinguishment expenses. EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total debt	$963,238	$911,772	$903,286	$778,442	$731,625
Less: cash and cash equivalents	(7,645)	(10,896)	(10,399)	(9,985)	(10,128)
Total net debt	$955,593	$900,876	$892,887	$768,457	$721,497

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total assets	$1,648,108	$1,583,117	$1,577,879	$1,450,624	$1,405,212
Plus: accumulated depreciation (a)	114,660	104,496	94,001	84,097	76,664
Plus: accumulated amortization	19,418	18,852	17,809	16,517	15,670
Total gross assets	$1,782,186	$1,706,465	$1,689,689	$1,551,238	$1,497,546

(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale.